ARTICLES OF LIMITED PARTNERSHIP

         These Articles of Limited Partnership ("Articles) are made and entered into by and between Syracuse Project Incorporated, an Arizona Corporation (the "General Partner") and Hotel Syracuse Timeshare Corporation, a New YorK Corporation (the "Limited Partner") (collectively sometimes referred to as the "Partners").

                ARTICLE I - ORGANIZATION OF LIMITED PARTNERSHIP

         1.01 Formation: The parties hereto agree and by these presents do enter into a limited partnership under and pursuant to the laws of the State of New York. The rights and liabilities of the Partners shall be as provided under such laws, as amended from time to time, except as the terms and provisions of these Articles may otherwise provide.

         1.02 Name: The partnership shall do business under the name of ORANGEMEN CLUB LIMITED PARTNERSHIP (sometimes referred to as the "Plan" or "Partnership").

         1.03 Place of Business: The principal place of business of the Partnership shall be at 500 South Warren Street, Syracuse, New York, 13202 or at such other place as the General Partner may designate.

         1.04 Fiscal Year: The Partnership's fiscal year shall end on December 31st of each year. The first fiscal year shall be considered an entire fiscal year.

         1.05 Purposes. The Partnership is organized for the following purposes:

                  (a) To own, operate, and manage a timeshare development consisting of floors 7, 8 and 9 of the Hotel Syracuse (sometimes referred to as the "Hotel") to be known as "The Orangemen Club."

                  (b) To sell timeshare intervals to the general public.

                  (c) To enter into, make, and perform all contracts and other undertakings, and engage in all acts, activities, and transactions as may be necessary, desirable, or advisable to the carrying out of each of the foregoing purposes.

                  (d) To borrow or raise moneys subject to the limitations as to amount set forth herein and to secure the payment of any obligations of the Partnership by the creation of security interests in or by mortgage upon, or hypothecation or pledge of, all or part of the property of the Partnership.

                  (e) To open, maintain and close bank accounts and draw checks or other orders for the payment of money.

                  (f) To maintain one or more offices within or without the State of New York, and in connection therewith to rent or acquire office space, engage personnel and do such other acts as may be desirable, advisable or necessary.

 1.06 Names and Addresses  of  Partners:

     General  Partner:
     Syracuse  Project Incorporated
     2777 East Camelback Road
     Phoenix, Arizona 85016

     Limited Partner:
     Hotel Syracuse Timeshare Corporation
     500 South Warren Street
     Syracuse, New York 13202



                           ARTICLE II - CONTRIBUTIONS
         2.01     Capital Contributions:

                  (a) The Limited Partner shall be required to initially contribute to the capital of the Plan, Ten ($10.00) Dollars and other good and valuable consideration as may be required herein.

                  (b) The General Partner shall not be required to make an initial capital contribution to the Plan other than its unlimited liability.

                  (c) Interest earned on Partnership funds shall inure solely to the benefit of the Partnership, and no interest shall be paid upon any contribution to the capital of the Partnership, subject to the provision of the Limited Partnership Law of the State of New York relating to retirement of partners.

                  (d) Capital contributions shall be expended by the General Partner in furtherance of the business of the Plan as set forth in Article 4 of these Articles of Limited Partnership.

         2.02     Capital Accounts; Rights as to Withdrawal.

                  (a) A capital account shall be maintained for each Partner and shall be credited with the amounts of such Partner's capital contribution to the Partnership and shall be subject to adjustment as provided herein.

                  (b) Loans to the Partnership by any Partner shall not be considered a capital contribution to the Partnership and shall not increase the capital account of the lending Partner or increase the share of the lending Partner in any income or loss of the Partnership. No Partner shall be entitled to: (i) receive the return of his capital contribution, (ii) withdraw any portion of his capital account, (iii) receive any distribution from the Partnership, (iv) receive property other than cash from the Partnership, or (v) make any additional capital contributions to the Partnership, except as specifically otherwise provided 'in these Articles.

         2.03 Adjustments to Capital Accounts: The capital account of each Partner shall from time to time be increased by any additional capital contribution of such Partner and, such Partner's share of the profits of the Partnership whether or not distributed. The capital account of each Partner shall from time to time be decreased by (i) all, distributions to or for the account of such Partner, whether of capital or income and (ii) such Partner's share of losses of the Partnership. For purposes of these Articles "Losses" shall be defined as the net taxable losses of the Partnership as determined in accordance with the accounting methods followed by the Partnership for federal income tax purposes plus any expenditures of the Partnership not deductible in computing its federal taxable income and not properly chargeable to a capital account.

         2.04 Loans:

                  (a) Construction. As soon as practicable after the execution of these Art 0,000.00 from Resort Service Company, Inc. ("RSCI"). The proceeds of the loan shall be used for the following purposes:


                  (1) Purchase of guest room floors 7, 8 and 9 from the Hotel Syracuse, Inc.;

                  (2) Renovation of the guest rooms into units suitable for timeshare interval sales;

                  (3)      Development of an on-site sales office;

                  (4)      Development of an on-site telemarketing operation;

                  (5) Preparation and filing of a timeshare offering plan with the State of New York.

                  (6)      Payment of related legal fees; and,

                  (7)      Payment of related transaction costs and fees.

                  (8)      Working capital of the Partnership.

         The loan shall be non-recourse to any of the Partners and shall be secured by a mortgage on the purchased floors. The loan shall bear interest at the rate of twelve percent (12%) and shall be amortized over forty-eight (48) months from the final distribution of the loan proceeds. Until such time as the timeshare registration approval is obtained from the State of New York, interest shall accrue but shall not be paid.

                  (b) Timeshare. As soon as practicable after the execution of these Articles, the Partnership shall enter into a relationship with RSCI whereby RSCI shall purchase creditworthy timeshare interval notes from the Partnership under terms mutually agreeable to the Partnership and RSCI.

                      ARTICLE III - MANAGEMENT & OPERATION

         3.01     Management and Operation of Business; Powers of General
Partner:

                  (a) (1) Subject to the specific matters addressed herein, the General Partner shall have the exclusive management and control of the business of the Plan.

                      (2) During, the continuance of the Plan, the General Partner shall diligently and faithfully devote such of its time to the Plan's business as may be necessary to carry on and conduct the same for the greatest advantage of the Plan, and shall render to the Limited Partner, whenever reasonably requested by it, a just and faithful account of all material dealings and transactions in relation to the business.

                      (3) The General Partner is expressly authorized to execute and deliver for and on behalf of the Plan all agreements and commitments relating to its business and other affairs which shall be binding upon the Plan in accordance with the provisions of these Articles, including without in any way limiting the generality of the foregoing, the exclusive authority to execute and deliver all (i) deeds, assignments and subleases of any part or all of the properties and assets at any time belonging to the Plan; (ii) loan agreements, mortgages and other security instruments executed in connection with the borrowing as required hereunder; (iii) checks, drafts and other orders for the payment of Plan funds, together with the right to designate others employed by the Partnership or the General Partner to execute and deliver such checks, drafts and other orders; (iv) operating agreements (excluding, however, any such agreement which would constitute the Plan, or, after its termination, any partner of the Plan, or any Limited Partners, a member of an association taxable as a corporation for federal income tax purposes); (v) powers of attorney, consents, waivers and other documents in connection with any proceedings before any court, administrative body or agency of any governmental authority affecting the Plan; (vi) documents incident to the termination and winding up of the Plan affairs, and the withdrawal by the Limited Partner; and (vii) all other documents of any character relating to the affairs of the Plan.

                  (b) In addition to the above general duties, the General Partner shall have the following duties, rights and responsibilities:

                           (1)      Market  and  sell  timeshare   intervals  as
undivided fee simple or other forms of ownership interests on floors 7, 8 and 9.

                           (2)      Provide owner services for all club members.

                           (3)      Hire, train, and  supervise  all  marketing,
telemarketing, sales and owner services personnel.

                           (4)      Establish a telemarketing program to support
the sales of timeshare intervals.

                           (5)      Establish an OPC/Owner Services desk in  the
Hotel Syracuse.

                           (6)      Sell only to individuals   that   meet   the
Partnership's underwriting criteria.

                           (7)      Comply with all licensing and regulatory
criteria.


                           (8)      Utilize   overnight  stays   at   the  Hotel
Syracuse and certificates from the Coach Mac restaurant to help procure tours.

                           (9)      Engage and manage legal  counsel to complete
the acquisition of floor s 7, 8, and 9, the loan documentation with RSCI and the New York State timeshare registration.

                           (10) Develop the pricing structure for the intervals.

                           (11)  Manage  the  general   contractor,   architect,
designer, and purchasing agent.

                           (12)  Negotiate  the  Interval  International  (I.I.)
agreement.

                           (13)  Coordinate all loan  processing  related to the
sale of the timeshare intervals.

                           (14)  Provide  accounting  and tax  services  for the
homeowners association.

                           (15) Coordinate all construction of and renovation to
the guest rooms that shall comprise the timeshare  units.

                  (c) No person dealing with the General Partner shall be required to determine its authority to make any undertaking on behalf of the Plan, nor to determine any fact or circumstance bearing upon the existence of its authority, including but not limited to securing of any necessary consent or approval of the Limited Partner.

                  (d) The General Partner shall enter into an agreement with the Hotel Syracuse, Inc. ("HSI") or its designee to perform the following services on behalf of the Partnership:

                           (1) Provide appropriate rent-free space for marketing
and sales activities as well as the space required under section 3.0.1(b)(5) above.

                           (2) Provide all housekeeping and maintenance services
for the Orangemen Club.

                           (3)  Provide  the  Orangemen  Club  members  and I.I.
exchange guests with the same day-use privileges, afforded to in-house Hotel Syracuse guests, on an ongoing basis. For example, use of the swimming pool and fitness center as well as appropriate food and beverage discounts.

                           (4)  Provide  the  use of 15 mid  week  rooms  and 30
weekend rooms on the Hotel Syracuse's recently renovated 3rd floor and 6th floor for overnight tour use until the renovation has been completed. The Partnership will agree to pay the current airline contract rate, from time to time in existence, for the use of these rooms. All guest rooms not used by the Partnership may be returned to the Hotel Syracuse's available room inventory with at least twenty-four (24) hours notice, without required payment by, or penalty to the Partnership.

                           (5) Place the Partnership  renovated rooms,  when not
required for timeshare use, into its hotel inventory and rent them on a equal basis (when compared to all other available guest rooms in the Hotel Syracuse) at the highest rate acceptable within the market place.

                           (6) Provide the use of Coach MacPherson to assist the
marketing and sales functions as follows:

                               (i) Assistance in the identification and sales of
Tier One prospects.

                               (ii) Conducting podium presentations in selected,
season ticket holder home markets.

                               (iii)  To  act  as an  introduction  and  liaison
between the Orangemen Club, the university athletic department, chancellor's office, office of development affairs, alumni office, etc.

                               (iv) To autograph  direct mail and make  personal
appearances.

                               (v) To authorize  photographs and memorabilia and
give testimonials.

                               (vi) To sit on the Orangemen Club advisory board.

                               (vii) To use  influence  to  assist  the  General
Partner with the negotiation of the I.I. Agreement.

                           (7) Use HIS's  influence to facilitate  the timeshare
registration process.

         3.02     Rights of the Limited Partners:

                  (a) Except as may be otherwise specifically provided in these Articles, the Limited Partner shall have the following rights, powers, privileges, duties and liabilities under the Revised Limited Partnership Act of New York.

                           (1) To be repaid its contributions, whether by way of
capital or advances to the Plan, and to share in the profits and surplus remaining after all liabilities, including those to the General Partner and Limited Partner, are satisfied; and to contribute to the losses, whether of capital or otherwise, sustained by the Plan limited by its capital contribution to the Plan;

                           (2) To be indemnified in respect of payments made and
personal liabilities reasonably incurred by it for the preservation of the Plan's business or property;

                           (3) To vote as to any amendments to these Articles or
on any other matter which the General Partner may put to the vote of the Limited Partners;

                           (4) To have  the  Plan  books  kept at the  principal
place of business of the Plan, and at all times to have access to and to inspect and copy any of them;

                           (5) To have tendered by the General Partner on demand
true and full information of all things affecting the Plan;

                           (6) To account to the Plan for any benefit,  and hold
as trustee for it any profits derived by it without the consent of the General Partner from any transaction connected with the formation, conduct or liquidation of the Plan or from any use by it of Plan property;

                           (7) To have a formal account from the General Partner
as to Plan affairs: (i) If the Limited Partner is wrongfully excluded from the Plan's business or possession of its property; or (ii) Whenever so provided by other provisions of these Articles or any other agreement binding on the Plan or the General Partner.

                  (b) Except as may be otherwise specifically provided in these Articles, an assignee shall have only the rights set forth in the Revised Uniform Limited Partnership Act of New York.

                  (c) To receive the profits to which its assignor would otherwise be entitled.

         3.03 Management Salary: The General Partner shall receive a management fee in the amount of 5% of gross revenues generated from the sale of timeshare intervals and other operations of the Orangemen Club, payable monthly during the existence of the Partnership.

                         ARTICLE IV - PROFITS & LOSSES

         4.01  Allocation  of  Profits  and  Losses;   Distribution  to  Limited
Partners: The partners agree that:

                  (a) Prior to receiving net profits as defined below and subject to the provisions below, profits, gains and losses of the Plan, computed in accordance with generally-accepted accounting principles consistently applied, including gains realized upon the sale, exchange or involuntary conversion of any part or all of the properties, real or personal, of the Plan, shall be allocated to the accounts of the Partners pro rata according to their respective partnership interests in the Plan.

                  (b) Within thirty (30) days of the end of each fiscal year in which the Plan shall earn "net profits" as set forth herein, such net profits and all profits, gains and losses of the Plan, computed in accordance with generally-accepted accounting principles consistently applied, including gains realized upon the sale, exchange or involuntary conversion of any part or all of the properties, real or personal, of the Plan shall be allocated to the accounts of the Partners ("Partnership Interests") as follows:

                           General Partner - 80%
                           Limited Partner - 20%

                  (c) Net profit shall be determined after crediting to the Plan, for the purpose of such computation, all credits accruing to all properties and after taking into consideration all costs and expenses theretofore incurred in connection therewith and all accounts payable or receivable with regard thereto at the end of such month, including cash flow distributions as described above. In making the foregoing computations, deficits shall be carried from month to month and the accumulated totals thereof applied to subsequent earnings before profits will be considered to have accrued. Whenever the Plan is on a "net profit" basis, all subsequent development and operating expenses shall be recovered solely out of subsequent production or other credits accrued to the property.

                     ARTICLE V - DISTRIBUTIONS OF CASH FLOW

         5.01     Definition of Cash Flow:

                           (a) Deductions  from Operating  Revenue:  "Cash flow"
shall mean the actual receipts of revenue from the operation of the Partnership business, funds released from any escrow account or reserve and payments from insurance on account of business or rental interruption ("Operating Revenue") after deduction of:

                           (1)  all  operating   expenses  of  the  Partnership,
excluding any expense not involving a cash expenditure, such as depreciation;

                           (2) interest  payments and principal  amortization on
any loans by third parties, including Partners in other capacities than as partners, to the Partnership;

                           (3)   reserves   for   working    capital,    capital
improvements and replacements, and any other contingencies of the Partnership;

                           (4)  capital  expenditures  unless  paid  by  a  cash
withdrawal from a reserve for capital improvements or replacements; and,

                           (5) amounts paid into escrow accounts or reserves for
taxes, insurance and the like.

                           (b)  Exclusions  from  Operating  Revenue:  Operating
Revenue shall exclude proceeds from:

                           (1) the sale or other  disposition of any part or all
of the Property other than in the ordinary course of business;

                           (2) financing or refinancing of the Property;

                           (3)  condemnation of any part or all of the Property;

                           (4) payments from  insurance on account of a casualty
to the Property;

                           (5) Capital Contributions; and,

                           (6) similar  items or  transactions  the  proceeds of
which under generally accepted accounting principles are deemed attributable to capital.


         5.02 Priority of Distribution of Cash Flow: The Cash Flow of the Partnership for each calendar month shall be distributed to the Partners once during such succeeding calendar month in the following order: (1) Return on Partner Loans: To each of the Partners, pro rata, the interest due on loans by the Partners to the Partnership. (2) General Partner 80% Limited Partner 20%

                          ARTICLE VI - BOOKS & RECORDS

         6.01 (A) Books of Account: Proper books of account shall be kept wherein shall be entered particulars of all monies, goods or effects belonging to or owing to or by the Plan, or paid, received, or sold or purchased in the course of the Plan's business, and of all such other transactions, matters and things relating to the said business as are usually entered in books of account kept by persons engaged in a business of a like character. The books of account shall be kept at the office of the Plan and the Limited Partner shall at all times have free access to and the right to inspect and copy the same, subject to reasonable advance written notice to the General Partner.

                  (b) The General Partner shall prepare and furnish to the Limited Partner annually on a calendar year basis a report consisting of a balance sheet and statement of incomes including an opinion of independent public accountants. Unless written objection is made within 90 days after the mailing of such statements, the Limited Partner shall be deemed to have agreed to such accounts. Necessary tax information shall, be delivered to the Limited Partner within 195 days after the close of the Plan's taxable year; every effort shall be made by the General Partner to furnish such information by the 15th day of July next following the close of the Plan's taxable year.

                  (c) At least semiannually the General Partner shall prepare and furnish to the Limited Partner an interim report containing current financial and other information relating to the Plan and its activities during such period.

                            ARTICLE VII - ASSIGNMENT

         7.01 Assignment of Limited Partnership Interests; Admissions of Limited Partners; Amendments of Plan Articles; Annual and Special Meetings; Replacement of General Partner.

         THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY MAY NOT BE OFFERED, SOLD, RESOLD OR DELIVERED IN VIOLATION OF THE SECURITIES ACT. THE PURCHASER OF THIS CERTIFICATE, BY ITS ACCEPTANCE HEREOF, REPRESENTS THAT IT IS ACQUIRING THIS CERTIFICATE FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE RESALE OR DISTRIBUTION THEREOF. NO SUCH RESALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE PARTNERSHIP THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

         (a) Subject to the foregoing, in the event the Limited Partner shall desire to make any disposition of its partnership interest for value, it shall first notify the General Partner in writing of the lowest price it is willing to accept and the terms and conditions on which it is willing to sell its interest. Such notice shall constitute an offer, at the price and on the terms therein set forth, to sell such interest to the General Partner which shall then be entitled to a period of seven (7) days from the receipt of such notice to accept or reject such offer. Any such offer shall be deemed rejected if not accepted within said period. If such offer is not so accepted at the price and on the terms and conditions so offered, the Limited Partner may thereafter sell the same to anyone; provided, however, that any such sale or sales must (i) be consummated within ninety (90) days after the expiration of said seven-day period, and (ii) be effected at a price or prices not less and on terms and conditions not substantially more favorable to the buyer than as set forth in the offer to the General Partner.

         (b) Unless admitted as a substituted Limited Partner under the provisions of paragraph (d) of this Article, an assignee shall have only the rights set forth above. Notwithstanding any such assignment, the Limited Partner originally subscribing to the assigned interest shall remain primarily liable for a ratable part of the Plan's debts and liabilities to the extent of its original capital contribution; unless (i) the assigning Limited Partner shall authorize the admission of the assignee as a substituted Limited Partner, and
(ii) the assignee shall consent, in a writing satisfactory in form to the General Partner, that it be so substituted, and (iii) the General Partner shall consent thereto. In no event shall an assignee become a substituted Limited Partner, whether by operation of law, or otherwise, without the consent of the General Partner.

         (c) (1) The assignment of any interest in this Plan upon the books of the Plan shall be accomplished by the submission to the General Partner, by the assignor of such interest, of an assignment, satisfactory in form to the General Partner, properly executed under oath or affirmed by the assignor. Any such assignment shall be effective only as of the first day of a calendar month.

         (2) The Plan will, after notice of any assignment pursuant to the provisions of this Article, thereafter pay all further distributions of profits or other compensation by way of income or returns of capital on account of the interest so assigned to the assignee for such time as the interest is transferred on its books in accordance with the above provisions.

         (d) Other provisions of these Articles to the contrary notwithstanding no conveyance or assignment (otherwise than by operation of law) of the interest of the Limited Partner or assignee, or any part thereof, though otherwise permitted hereunder, shall be recognized for the purposes of making payments of profits, income, return of contribution or for any other purpose with respect to such interest unless there be filed with the General Partner an instrument in writing in form satisfactory to the General Partner, appropriately completed, executed and sworn to or affirmed by the assignor. In the absence of such filing with the General Partner of the assignment of a Plan interest, whether by operation of law or otherwise, any payment to an assigning Limited Partner or Assignee shall acquit the Plan of liability, to the extent of such payment, to any other person who may be interested in such payment by reason of an assignment by the Limited Partner or Assignee or by legal disability made by them or on their behalf without complying with the restrictions on sale or other disposition as set forth in this Article. Upon sale or other disposition the Limited Partners interest by such persons pursuant to this paragraph (d), consented to by the General Partner and represented by an executed Subscription Agreement filed with the Partnership, the purchaser shall be deemed a substituted Limited Partner within the meaning of Paragraph (f) of this Article, subject to all of the provisions of these Articles.

                  (e) The General Partner may not, without the consent in writing of the Limited Partners, substitute one or more General Partners to act in its place and stead, provided, however, that nothing, in these Articles shall be deemed to prevent the merger or consolidation of the General Partner into any other corporation and the assumption of the rights and duties of a General Partner by the surviving corporation by operation of law.

                  (f) Any person admitted to the Plan as a substituted Limited Partner shall be subject to all provisions of these Articles as if originally a party to them.

                  (g) Any amendment to these Articles shall require unanimous consent of all Partners.

                  (h) Within 150 days after the end of the first year Plan, and thereafter within 150 days after the end of each calendar year, the General Partner shall call a meeting of the Limited Partner, at which time the General Partner shall report to the Limited Partner as to the affairs of the Partnership.

                  (i) Special meetings of the Partnership may be called by the General Partner and will be called upon the written request of the Limited Partner. The call shall state the nature of the business, to be transacted and no other business will be considered.


                            ARTICLE VIII - DURATION

         8.01 Duration of Business. The Plan shall commence business as soon as practicable after the minimum capital requirements of the Plan have been met and paid in, and its Certificate of Formation has been filed with the Secretary of the State of New York and with such other states as require or permit the filing of such a certificate before conduct of business. It shall continue in business thereafter until terminated.

                            ARTICLE IX - TERMINATION

         9.01 (a) Dissolution, Termination and Liquidation: The Plan shall be dissolved:

                  (1) At the express will of the General Partner, any such dissolution to be effective as of the last day of the calendar month in which occurs such act of dissolution;

                  (2) By any event which makes it unlawful for the business of the Plan to be carried on or for the members to carry it on in limited partnership under the laws of the State of New York;

                  (3) By the bankruptcy of the General Partner or of the Plan;

                  (4) By decree of court for cause shown whenever (i) The General Partner has been guilty of such conduct as tends to affect prejudicially the carrying on of the business; or (ii) Other circumstances render a dissolution equitable.

                  (b) Should a dissolution be caused by reason of (1) an event which makes it unlawful for the business of the Plan to be carried on or for the members to carry it on in limited partnership, (2) the bankruptcy of the Plan,
(3) the bankruptcy of the General Partner, (4) a decree of court upon a showing that the General Partner has been guilty of such conduct as tends to affect prejudicially the carrying on of the business, or (5) a decree of court upon a showing that other circumstances render dissolution and mandatory liquidation equitable, or should the General Partner deem liquidation necessary, the General Partner (except in the case of dissolution by decree of court by reason of the bankruptcy or misconduct of the General Partner, in which case the court shall appoint a trustee for liquidation) shall terminate the Partnership and wind up the affairs of the Plan.

                  (c) Upon any termination of the Partnership, its assets shall be applied to the following purposes, in the order stated.

                           (1) All  Partnership  debts shall be paid or provided
for in a manner satisfactory to the General Partner;

                           (2) Any remaining  balances of the Partners  shall be
paid or provided for in a manner satisfactory to the General Partner;

                           (3) Any income of the Partnership  shall be allocated
in accordance with the provisions hereunder; and,

                           (4) All remaining properties, interests and assets of
the Partnership shall be distributed in undivided interests among the Partners proportionately according to the Partnership Interests of the General Partner and the Limited Partner.

                             ARTICLE X - LITIGATION

         10.01 Nature of Interests and Consequences of Litigation. In furtherance of the intent of the parties that each Limited Partner shall be liable only for his ratable part of any Plan liability, to the extent only of his original capital contribution, the parties hereto agree as follows:

                  (a) The General Partner shall arrange to prosecute or defend actions at law or in equity as such may be necessary to enforce or protect Plan interests.

                  (b) The General Partner shall arrange for the defense of any suit or action brought against the Plan or the Limited Partner.

                  (c) The Limited Partner shall be liable for its ratable part of all Partnership liabilities, to the extent only of its original capital contribution, which may be enforced against the General Partner, the Plan or the Limited Partner as representative of the Plan, by a final decree, judgment or decision of any court, board, or authority having jurisdiction in the premises, and of any settlement of any suit or claim prior to judgment or final decision therein. The General Partner shall satisfy any such judgment, decree, decision or settlement first, out of any insurance proceeds available therefor, next, out of the Plan's assets and income and finally, out of the assets and income of the General Partner.


         The Plan hereby indemnifies the General Partner against tort or contract liability resulting from good faith acts or omissions to act on its part.

                          ARTICLE XI - POWER/ATTORNEY

         11.01 Power of Attorney: The Limited Partner, by the execution of these Articles, and each Assignee or transferee of the Limited Partner, by the execution of these Articles as then constituted, does thereby irrevocably constitute and appoint the General Partner as its true and lawful attorney, in his name, place and stead to execute, acknowledge, deliver, file and publish, if necessary, (a) the original Certificate of Formation of Limited Partnership, when, as and if such Certificate is to be executed under these Articles and the laws of the State of New York, or the laws of any other state in which the Plan may conduct its business; (b) all amendments, alterations or changes to the Certificate of Formation of Limited Partnership; (c) all instruments which effect a  change  in the  Partnership  or a change  in these  Articles;  (d) all certificates or other instruments necessary to qualify or maintain the Partnership as a limited partnership or a partnership in which the Limited Partner has limited liability in the states where the Partnership may conduct business; and (e) all instruments necessary to effect a dissolution, termination and liquidation of the Partnership. The power of attorney granted by this
Article XI shall be deemed coupled with an interest and shall survive the disability of the Limited Partner or the assignment of all or any part of the interest of the Limited Partner until the transferee or Assignee shall execute and acknowledge these Articles as then constituted, containing the grant of the written Power of Attorney.

                             ARTICLE XII - NOTICES

         12.01 All notices or other communications required or permitted under these Articles shall be in writing and shall be deemed to have been given when delivered in and, or two days after being deposited in the United States mails, postage prepaid, certified and return receipt requested, or one day after being deposited with Federal Express or other similar overnight courier service, delivery fee prepaid and return receipt requested, addressed as follows:

         If to the Limited Partner - 500 South Warren Street, Syracuse, New York, 13202;

         If to the General Partner or the Partnership, 2777 East Camelback Road, Phoenix, Arizona 85016 or to such other address or addresses as any party may notify the others in accordance with the foregoing provisions.

                          ARTICLE XIII - MISCELLANEOUS

         13.01 Gender and Number: Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

         13.02 Binding Effect Upon Partners: The terms and conditions of these Articles shall be binding upon the Partners upon their execution hereof.

         13.03 Governing Law: These Articles and the rights of the General Partner and Limited Partner shall be governed by and construed and enforced in accordance with the laws of the State of New York.

         13.04 Severability: The provisions of these Articles are severable, and if any provision hereof is held to be invalid or unenforceable, the remainder of these Articles shall continue and remain in full force and effect.

         13.05 Successors and Assigns: These Articles shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

         13.06 Further Assurances: Each of the parties shall execute, acknowledge and deliver or cause to be executed, acknowledged and delivered such instruments and documents and take such action as may be necessary or advisable to carry out its obligations under the Plan.

         13.06 Entire Agreement: These Articles sets forth the entire understanding and agreement of the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, inducements or conditions, express or implied, oral or written, with respect hereto, except as contained herein.


         IN WITNESS WHEREOF, the parties hereby sign their name the 16th day of August, 1995.


                                        SYRACUSE PROJECT INCORPORATED
                                        (GENERAL PARTNER)


                                        By: /S/ Joseph P. Martori
                                           -------------------------------------
                                        Title: Chairman
                                           -------------------------------------


                                        HOTEL SYRACUSE TIMESHARE
                                        CORPORATION


                                        By:____________________________________
                                        Title: